EX-99.906CERT

certification

James Colantino, Principal Executive Officer/President, and Laura Szalyga, Principal Financial Officer/Treasurer of Two Roads Shared Trust (the “Registrant”), each certify to the best of his/her knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the year ended July 31, 2025 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President Two Roads Shared Trust	Principal Financial Officer/Treasurer Two Roads Shared Trust

/s/ James Colantino	/s/ Laura Szalyga
James Colantino	Laura Szalyga

Date:	10/8/25	Date:	10/8/25

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.